UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2015
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NII HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-32421 (Commission File Number)	91-1671412 (IRS Employer Identification No.)

1875 Explorer Street, Suite 800 Reston, Virginia (Address of principal executive offices)	20190 (Zip Code)

Registrant's telephone number, including area code: (703) 390-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As NII Holdings, Inc. (the “Company”) disclosed in its Form 10-Q for the quarter ended September 30, 2015, the Company is implementing workforce reductions at its corporate headquarters. In connection with this effort, the Board of Directors has approved a restructuring of the Company to further streamline the expenses incurred at our corporate headquarters by shifting the costs and associated responsibilities from the Company’s headquarters in Reston, Virginia to its operating subsidiary in Brazil.

In connection with these changes, the Board of Directors has approved a Form of Separation and Release Agreement (the “Agreement”) for certain executive officers of the Company, including Steven M. Shindler, Chief Executive Officer, and Daniel F. Freiman, Chief Financial Officer. The Agreements, which are expected to be executed by these officers in the event of their termination of employment with the Company, were provided to the officers on November 13, 2015. The Agreements contemplate a target termination date of July 1, 2016 as reflected in the Agreements for Messrs. Shindler and Freiman, but when termination will occur has not been determined. The Agreements provide for benefits consistent with the Company’s Severance Plan plus an additional payment of one times base salary.

In addition, the Board of Directors approved on November 2, 2015 a Change of Control Severance Plan that would provide certain employees with enhanced separation benefits if employment is terminated without cause, or if the employee terminates his or her employment with good reason, in connection with a change of control, requiring a double trigger for payout to occur. Employees are eligible to receive payments under either the Company’s Severance Plan or the Change of Control Severance Plan depending on the circumstances surrounding the termination of employment, but it is not possible for an employee to receive payments under both plans. Each of the Company’s named executive officers will be entitled to receive 200% of their annual base salary and target bonus at the date of his or her termination upon a change of control event as provided in the Change of Control Severance Plan.

The Company, or the surviving entity, will also pay an amount equal to 18 months of the full monthly premium cost of continued health care coverage for each covered employee under the federal “COBRA” law in such a termination. In addition, in the event that any of the covered employees incur any legal, accounting or other fees and expenses in a good faith effort to obtain benefits under the Change of Control Severance Plan, the Company or the surviving entity will reimburse the employee for such reasonable expenses. The covered employees will not be entitled to receive a tax gross-up payment in the event that any payment made under the Change of Control Severance Plan is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

The Form of Separation and Release Agreement and the Change of Control Severance Plan are filed as Exhibits 10.1 and 10.2, respectively, to this report and are incorporated into this Item 5.02(e) by reference.

Item 9.01    Financial Statements and Exhibits.
Exhibit No.        Description

10.1            Form of Separation and Release Agreement for Certain Executives

10.2            NII Holdings, Inc. Change of Control Severance Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC.
(Registrant)

Dated: December 22, 2015	By: /s/ SHANA C. SMITH
Shana C. Smith
Vice President, General Counsel and Secretary